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                                                                      EXHIBIT 10

                           INDEMNIFICATION AGREEMENT
                           -------------------------

         This Indemnification Agreement ("Agreement") is entered into between Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin") and Command Systems, Inc. ("Command"), Phoenix Home Life Mutual Insurance Company, a New York mutual life insurance company, and PHL Global Holding Co., a Mauritius Company (collectively, "Phoenix"), and Edward G. Caputo ("Caputo") (collectively, the "Parties").

         WHEREAS, Mintz Levin, a professional corporation duly organized under the laws of the State of Massachusetts, provided certain professional legal services to Command; and

         WHEREAS, Command, a Delaware corporation, may be liable to certain third parties as a result of the provision of those legal services rendered by Mintz Levin; and

         WHEREAS, Phoenix may be liable to certain third parties as a result of the provision of those legal services rendered by Mintz Levin to Command; and

         WHEREAS, Caputo may be liable to certain third parties as a result of the provision of those legal services rendered by Mintz Levin to Command;

         NOW, THEREFORE, and intending to be legally bound, the Parties agree as follows;

         1.   Indemnification. Mintz Levin agrees to indemnify and hold harmless
              ---------------
Command, and its officers, directors, and employees as of the date hereof, Phoenix and its officers, directors, and employees as of the date hereof, and Caputo for (i) all reasonable costs and expenses (including, but not limited to, reasonable attorney's fees, reasonable accountant's fees, and reasonable fees or costs incurred as a result of any additional Registration Statement or post-effective amendment to a Registration Statement filed with the Securities and Exchange Commission) relating to, and (ii) any amounts paid to settle any claims or to satisfy any judgment or judicial or administrative order arising from, any liability caused by reason of:

              a. The failure to file a Registration Statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 covering 345,000 shares of Command common stock sold in March 1998, which shares were not covered by a registration statement ordered effective by the Commission or its staff; and

              b. The statements made in response to Item 2(c) and (d)(4)(iv) of Part II of the Form 10-Q filed by Command with the Securities and Exchange Commission on May 15, 1998, and other deficiency in the Form 10-Q caused by the failure to file the Rule 462(b) Registration Statement, as described in subparagraph a. above; and

              c. The failure before June 17, 1998, to disclose any contingent liabilities arising from the matters identified in subparagraphs
         a. and b. above.


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This indemnity is limited to liabilities caused by the acts and omissions identified in subparagraphs a. through c. above.

              2.      Required Notices to Mintz Levin.  Command, Phoenix, and
                      --------------------------------
Caputo will promptly notify Mintz Levin in writing of any allegation, claim, suit, proceeding, or investigation relating to the matters identified in paragraph 1. Command, Phoenix, and Caputo shall not retain counsel or accountants in connection with any such allegation, claim, suit, proceeding, or investigation without the approval of Mintz Levin, which approval shall not be unreasonably withheld. Command, Phoenix, and Caputo will fully and promptly advise Mintz Levin of the progress and developments in any such allegation, claim, suit, proceeding, or investigation. Command, Phoenix, and Caputo will fully and promptly comply with any reasonable request of Mintz Levin for information about the status of any such allegations, claim, suit, proceeding, or investigation. Command, Phoenix, and Caputo shall not enter into any settlement without written approval of Mintz Levin, which approval shall not be unreasonably withheld.

              3.      Payment and Repayment.  Mintz Levin will pay all amounts
                      ----------------------
indemnifiable under this Agreement promptly on receipt of satisfactory documentation from Command, Phoenix, or Caputo.

              4.      Representations and Warranties of Mintz Levin.  Mintz
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Levin represents and warrants to Command, Phoenix, and Caputo that it is duly organized, validly existing, and in good standing as a professional corporation under the laws of the State of Massachusetts; that it has the full power and authority to execute, deliver, and perform its obligations under this Agreement; and that this Agreement is the legal, valid and binding obligation of Mintz Levin and is enforceable against it in accordance with its terms.

              5.      Representations and Warranties of Command.  Command
                      ------------------------------------------
represents and warrants to Mintz Levin that it is duly organized, validly existing, and in good standing as a corporation in the State of Delaware; that it has the full power and authority to execute, deliver, and perform its obligations under this Agreement; and that this Agreement is the legal, valid and binding obligation of Command and is enforceable against it in accordance with its terms.

              6.      Representations and Warranties of Phoenix.  Phoenix
                      ------------------------------------------
represents and warrants to Mintz Levin that it is duly organized, validly existing, and in good standing as a New York mutual life insurance company; that it has the full power and authority to execute, deliver, and perform its obligations under this Agreement; and that this Agreement is the legal, valid and binding obligation of Phoenix and is enforceable against it in accordance with its terms.

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            7.  Dispute Resolution. The Parties will seek to resolve any dispute
                -------------------
arising under this Agreement by good faith negotiation. In the event negotiation fails, the dispute shall be resolved by arbitration before a panel of three arbitrators under the Commercial Arbitration Rules of the American Arbitration Association, by which the Parties agree to be bound, or by such other alternative dispute mechanism to which the Parties otherwise agree in writing.

            8.  Binding Effect: Successors. This Agreement shall be binding on
                ---------------------------
and inure to the benefit of the Parties and their respective successors and assigns.

            9.  Authority to Execute.  Each person executing this Agreement on
                ---------------------
behalf of the Parties represents that he or she is authorized to agree to its terms by the Party on whose behalf he or she is acting.

            10. No Third Party Rights.  This Agreement does not create rights
                ----------------------
in third parties, including, without limitation, third party beneficiary rights.

            11. Counterpart Originals.  This Agreement may be executed in its
                ----------------------
original version or in copies, counterparts, or other such duplicate versions. All signatures to this Agreement need not appear on the same version, and the signatories may execute different versions, so long as they contain identical provisions, and all such executed versions shall together constitute the complete Agreement. The Agreement is complete and binding upon its execution by all signatories.

            12.  Entire Agreement.  This Agreement is the complete understanding
                 -----------------
and agreement of the Parties with respect to the subject matter of this Agreement.

            IN WITNESS WHEREOF, the Parties have executed this Indemnification Agreement by their duly authorized representatives.

                                       Mintz, Levin, Cohn, Ferris,
                                       Glovsky and Popeo, P.C.



                                       By:  /s/ R. Robert Popeo
                                           ---------------------
                                       Name:  R. Robert Popeo
                                       Title: Chairman







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                                   Command Systems, Inc.


                                   By: /s/ Edward G. Caputo
                                      ------------------------------------
                                   Name:
                                   Title:

                                   Phoenix Home Life Mutual Insurance Company



                                   By: /s/ John J. C. Herndon
                                      ------------------------------------
                                   Name:
                                   Title: Vice President

                                   PHL Global Holding Co.


                                   By: /s/ John J. C. Herndon
                                      ------------------------------------
                                   Name:
                                   Title: Director


                                   /s/ Edward G. Caputo
                                   ------------------------------------
                                   Name: Edward G. Caputo
                                   Title: President and Chief Executive Officer

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